Exhibit 2.n
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in Pre-effective Amendment No. 1 to this Registration Statement on Form N-2 of our report dated June 13, 2006 relating to the financial statements and financial statement schedules of Gladstone Investment Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in Pre-effective Amendment No. 1 to such Registration Statement.
PricewaterhouseCoopers LLP
McLean, Virginia
December 21, 2006